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                                                                    EXHIBIT 23.1



                        CONSENT OF INDEPENDENT AUDITORS


   We consent to the incorporation by reference in the Registration Statements on Form S-3 (File No. 333-13303, No. 33-71706, No. 33-54961, No. 33-56685, No.
33-56677, No. 33-32699, 33-56683, 33-62057 and No. 33-64073), and in the
Registration Statements on Form S-8 (File No. 33-65402, No. 33-69926, No. 33-56681, No. 33-53833 and No. 33-62059) of Sterling Software, Inc., and in the related Prospectuses of our report dated November 20, 1996, with respect to the consolidated financial statements and schedule of Sterling Software, Inc. included in this Annual Report on Form 10-K for the year ended September 30, 1996.




                                         Ernst & Young LLP


Dallas, Texas
November 20, 1996